EXHIBIT 10.1

This FIRST AMENDMENT, dated as of January 10, 2018 (this “Amendment Agreement”), to that certain Credit Agreement, dated as of December 16, 2015 (the “Existing Credit Agreement”), among Hubbell Incorporated, a Connecticut corporation (the “Company”), Hubbell Power Holdings S.à r.l., a private limited liability company incorporated under the laws of the Grand Duchy of Luxembourg (“HPH”), and Harvey Hubbell Holdings S.à r.l., a private limited liability company incorporated under the laws of the Grand Duchy of Luxembourg (“HHH” and together with HPH, the “Subsidiary Borrowers”; the Subsidiary Borrowers, together with the Company, the “Loan Parties”), each lender from time to time party thereto, each issuing bank from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Amended Credit Agreement (as defined below) and used herein shall have the meanings given to them in the Amended Credit Agreement.

WHEREAS, the parties hereto desire to amend the Existing Credit Agreement on the terms set forth herein;

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Amendment of the Existing Credit Agreement. Effective as of the Amendment Effective Date (as defined below), the Existing Credit Agreement is hereby amended (the Existing Credit Agreement, as amended by the Amendments (as defined below), the “Amended Credit Agreement”) to:

(a) insert the following additional definitions in Section 1.01 of the Existing Credit Agreement (in their appropriate alphabetical order):

“Amendment No. 1 Effective Date” means January 10, 2018.

“Arrangers” means each of JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated and HSBC Securities (USA) Inc.

“Commitment Letter” means that certain Commitment Letter, dated as of the Meter Readings Acquisition Signing Date, among the Arrangers, the other Commitment Parties (as defined therein) and the Company, as amended from time to time.

“Meter Readings Acquisition” means the acquisition, directly or indirectly, by the Company of all of the issued and outstanding shares of Meter Readings pursuant to the Meter Readings Acquisition Agreement, which acquisition will be effected through the merger of Meter Readings with Merger Sub, with Meter Readings surviving as a direct or indirect wholly owned Subsidiary of the Company.

“Meter Readings Acquisition Agreement” means that certain Agreement and Plan of Merger, dated as of the Meter Readings Acquisition Signing Date, by and among Meter Readings Holding Group, LLC, a Delaware limited liability company (“Meter Readings”), Sun Meter Readings, LP, A Delaware limited partnership, Yellow Merger Sub, Inc., a Delaware corporation (“Merger Sub”), Hubbell Power Systems, Inc., a Delaware corporation (“Power”), and solely for the purposes set forth therein, the Company, as amended from time to time; provided that any reference herein to the Meter Readings Acquisition Agreement as in effect on a specified date shall mean the Meter Readings Acquisition Agreement, as amended through such date.

“Meter Readings Acquisition Closing Date” means the date on which the Meter Readings Acquisition is consummated.

“Meter Readings Acquisition Signing Date” means December 22, 2017.

“Specified Acquisition Agreement Representations” means the representations and warranties made by or with respect to Meter Readings and its Subsidiaries in the Meter Readings Acquisition Agreement that are material to the interests of the Lenders (in their capacities as such), but only to the extent that the Company (or any of its affiliates) has the right under the Meter Readings Acquisition Agreement to terminate the Company’s (or any of its affiliates’) obligations under the Meter Readings Acquisition Agreement, as a result of a breach of such representations or warranties in the Meter Readings Acquisition Agreement.

“Specified Borrowing” means the Borrowing of Revolving Loans by the Company on the Meter Readings Acquisition Closing Date in an aggregate principal amount not to exceed $225,000,000, the proceeds of which will be used solely for purposes of financing the Meter Readings Acquisition, repaying certain existing indebtedness of Meter Readings and its Subsidiaries, and paying fees, costs and expenses in connection with the foregoing.

“Specified Event of Default” means an Event of Default (applicable solely to the Company) under Section 7.01(a), Section 7.01(d) or Section 7.01(e) of this Agreement.

“Specified Outside Date” means the first to occur of (a) 11:59 p.m., New York City time, on the date that is five business days after the Termination Date (as defined in the Meter Readings Acquisition Agreement as in effect on the Meter Readings Acquisition Signing Date (after giving effect to any extensions in accordance with Section 9.01(c) of the Meter Readings Acquisition Agreement as in effect on the Meter Readings Acquisition Signing Date)), (b) the date of (i) termination of all of the Commitments pursuant to Section 2.09 or (ii) the automatic termination of all of the Commitments pursuant to the proviso at the end of Section 7.01 upon the occurrence of an Event of Default specified in Section 7.01(d) with respect to the Company, (c) the consummation of the Meter Readings Acquisition without the use of the Specified Borrowing and (d) the date of any public announcement by the Company of the abandonment of the Meter Readings Acquisition by the Company or termination by the Company in accordance with the terms of the Meter Readings Acquisition Agreement of the Company’s obligations under the Meter Readings Acquisition Agreement to consummate the Meter Readings Acquisition.

“Specified Representations” means (a) each of the representations and warranties of the Company (applicable solely to the Company) set forth in the following sections of this Agreement: Section 4.01 (limited to organization, existence and good standing); Section 4.02; Section 4.03(i) (limited to no conflict as a result of the Specified Borrowing and the performance of this Agreement); Section 4.03(ii) (limited to no conflict with law or regulation, including Regulation U and Regulation X, as a result of the Specified Borrowing and the performance of this Agreement); 4.03(iii) (limited to no conflict as a result of the Specified Borrowing and the performance of this Agreement); Section 4.05; Section 4.11; and the last sentence of Section 4.12 (limited to the use of proceeds of the Specified Borrowing) and (b) the absence of a Specified Event of Default.

“Specified Transactions” means, collectively, the Meter Readings Acquisition, the entering into and funding of the debt facilities of the Company related thereto, the repayment of certain existing indebtedness of Meter Readings and its Subsidiaries and the transactions contemplated by or related to, and the payment of the fees, costs and expenses in connection with, the foregoing.

(b) replace the first paragraph of Section 3.02 of the Existing Credit Agreement as follows:

“Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing (other than the Specified Borrowing, but including any other Borrowing, on the Meter Readings Acquisition Closing Date), and of each Issuing Bank to issue, and the willingness of each Issuing Bank to amend, renew or extend, any Letter of Credit, is subject to the satisfaction of the following conditions:”

(c) add the following new Sections 3.03 and 3.04 after Section 3.02 of the Existing Credit Agreement as follows:

“Section 3.03. Specified Borrowing on Meter Readings Acquisition Closing Date. The obligation of each Lender to make a Loan on account of the Specified Borrowing is subject solely to the satisfaction (or waiver in accordance with Section 10.02) of the following conditions:

(a)	since September 30, 2017 and except as expressly contemplated by the Meter Readings Acquisition Agreement or as set forth in the Disclosure Schedules (as defined in, and prepared and delivered as part of, the Meter Readings Acquisition Agreement (it being understood that information disclosed on one section of the Disclosure Schedules shall be deemed to be disclosed on another section of the Disclosure Schedules or be deemed to be an exception to another representation and warranty in Article V of the Meter Readings Acquisition Agreement, in each case, if the relevance of such information to such other section of the Disclosure Schedules is reasonably apparent on its face)), there has not been any Material Adverse Change (as defined in the Meter Readings Acquisition Agreement as in effect on the Meter Readings Acquisition Signing Date, herein, a “Meter Readings Material Adverse Change”);

(b)	there shall not have occurred a Meter Readings Material Adverse Change since the Meter Readings Acquisition Signing Date;

(c)	the Meter Readings Acquisition shall have been consummated, or substantially concurrently with the Borrowing of the Specified Borrowing shall be consummated, in all material respects pursuant to and on the terms set forth in the Meter Readings Acquisition Agreement; provided that no amendment, modification, consent or waiver of any term thereof (but, in the case of a modification, consent or waiver of the conditions to closing set forth in Article IV of the Meter Readings Acquisition Agreement, no such modification, consent or waiver by the Company or any of its Subsidiaries) (other than any such amendment, modification, consent or waiver that is not materially adverse to any interests of the Arrangers or any of the Lenders) shall be made or granted, as the case may be, without the prior written consent of the Arrangers (such consent not to be unreasonably withheld or delayed) (it being understood that (i) any change in the cash consideration payable (excluding any decrease of 10% or less) set forth in the Meter Readings Acquisition Agreement on the Meter Readings Acquisition Signing Date and (ii) any change in the “Xerox provisions” set forth in the Meter Readings Acquisition Agreement on the Meter Readings Acquisition Signing Date, in each case, will be deemed to be materially adverse to the interests of the Lenders and will require the prior written consent of the Arrangers);

(d)	the Administrative Agent shall have received (i) in respect of each of the Company and Meter Readings Holding LLC (the “Meter Readings Operating Sub”), (x) U.S. GAAP audited consolidated balance sheets for the two most recently completed fiscal years ended at least 90 days prior to the Meter Readings Acquisition Closing Date and (y) related consolidated statements of income, stockholders’ equity and cash flows for the three most recently completed fiscal years ended at least 90 days prior to the Meter Readings Acquisition Closing Date and (ii) U.S. GAAP unaudited consolidated balance sheets and related consolidated statements of income, stockholders’ equity and cash flows of each of the Company and the Meter Readings Operating Sub for each subsequent fiscal quarter ended at least 45 days before the Meter Readings Acquisition Closing Date (and comparable periods for the prior fiscal year); provided, it is understood and agreed that, in the case of the Company, the filing of the required financial statements on Form 10-K or Form 10-Q within the time periods required thereby will satisfy the requirements of the Company under this Section 3.03(d);

(e)	the Administrative Agent shall have received:

(i)	written notice of the applicable Borrower’s intent to borrow the Specified Borrowing pursuant to the requirements of Section 2.03;

(ii)	a solvency certificate from the chief financial officer, chief accounting officer or other financial officer of the Company confirming that the Company on a consolidated basis will, pro forma, for the Specified Transactions, be solvent, substantially in the form of Exhibit E;

(iii)	customary evidence of authority, customary officer’s certificates and good standing certificates (to the extent available) in the jurisdiction of the Company; and

(iv)	satisfactory confirmation of repayment of (A) that certain Revolving Credit and Security Agreement, dated as of November April 18, 2014 (as amended, amended and restated, supplemented or modified from time to time) by and between certain Subsidiaries of Meter Readings, the lenders party thereto, PNC Bank, National Association, as administrative agent, and the other parties party thereto and (B) that certain First Lien Term Loan Agreement, dated as of August 29, 2016, (as amended, amended and restated, supplemented or modified from time to time) by and between certain Subsidiaries of Meter Readings, the lenders party thereto, Morgan Stanley Senior Funding, Inc., as administrative agent, and the other parties party thereto, in each case, together with any releases of guarantees and liens associated therewith (or a customary payoff letter authorizing the release thereof substantially concurrently with the Meter Readings Acquisition Closing Date (or such later date as shall be acceptable to the Arrangers));

(f)	all costs, fees, and all reasonable and documented out-of-pocket fees and expenses (including, without limitation, legal fees and expenses for which invoices have been presented at least three business days prior to the Meter Readings Acquisition Closing Date), payable to the Arrangers, the Administrative Agent and the Lenders, in each case required to be paid by the Commitment Letter or any Fee Letter (as defined in the Commitment Letter), shall have been paid on the Meter Readings Acquisition Closing Date;

(g)	the Administrative Agent shall have received not less than two business days prior to the Meter Readings Acquisition Closing Date all documentation and other information required by U.S. regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations and the Patriot Act, as has been reasonably requested in writing at least ten business days prior to the Meter Readings Acquisition Closing Date by the Administrative Agent (on behalf of any Lender);

(h)	the Specified Representations shall be true and correct in all material respects (or in all respects in the case of any representation or warranty qualified by “materiality” or “Material Adverse Effect” or similar terms), in each case at the time of, and after giving effect to, the making of the Specified Borrowing (except to the extent any such representation or warranty expressly relates to an earlier date, in which case such representation or warranty shall be true and correct in all material respects (or in all respects, as applicable) as of such earlier date); and

(i)	the Specified Acquisition Agreement Representations shall be true and correct to the extent required by the definition thereof.

Section 3.04. Actions Between Amendment No. 1 Effective Date and Meter Readings Acquisition Closing Date.

(a)	During the period from and including the Amendment No. 1 Effective Date to and including the earlier of the Meter Readings Acquisition Closing Date and the Specified Outside Date (the “Certain Funds Period”), and notwithstanding (i) that any representation made on the Amendment No. 1 Effective Date (excluding, for the avoidance of doubt, the Specified Representations and/or Specified Acquisition Agreement Representations given as a condition to the making of its Loan constituting a portion of the Specified Borrowing) was incorrect, (ii) any failure by the Company to comply with the affirmative covenants, negative covenants and financial covenant in this Agreement, (iii) any provision to the contrary in this Agreement or any other Loan Document or otherwise or (iv) that any condition to the occurrence of the Amendment No. 1 Effective Date may subsequently be determined not to have been satisfied on the Amendment No. 1 Effective Date, neither the Administrative Agent nor any Lender shall be entitled to (1) cancel any of its Commitments with respect to the making of its Loan constituting a portion of the Specified Borrowing, (2) rescind, terminate or cancel the Loan Documents or its Commitments with respect to the making of its Loan constituting a portion of the Specified Borrowing or exercise any right or remedy or make or enforce any claim under the Loan Documents it may have to the extent to do so would prevent or limit the making of its Loan constituting a portion of the Specified Borrowing, (3) refuse to participate in making its Loan constituting a portion of the Specified Borrowing, provided that the applicable conditions set forth in Section 3.03 of this Agreement have been satisfied, or (4) exercise any right of set-off or counterclaim in respect of its Loan to the extent to do so would prevent or limit the making of its Loan constituting a portion of the Specified Borrowing.

(b)	For the avoidance of doubt, (i) the rights and remedies of the Lenders and the Administrative Agent shall not be limited in the event that any applicable condition set forth in Section 3.03 is not satisfied on the Meter Readings Acquisition Closing Date (with respect to the making of Loans constituting a portion of the Specified Borrowing) and (ii) immediately after the expiration of the Certain Funds Period, all of the rights, remedies and entitlements of the Administrative Agent and the Lenders shall be available notwithstanding that such rights were not available prior to such time as a result of the foregoing.

(c)	The terms of the Loan Documents shall be in a form such that they do not impair the availability or funding of the Specified Borrowing on the Meter Readings Acquisition Closing Date if the conditions set forth in Section 3.03 are satisfied in accordance with their terms.

(d) replace clause (a) of Section 6.02 of the Existing Credit Agreement as follows:

“(a) The Company will not permit, as of the last day of each of its fiscal quarters, commencing with the first fiscal quarter-end date occurring (i) after the Effective Date and prior to the Meter Readings Acquisition Closing Date, total Indebtedness of the Company and its Subsidiaries on a consolidated basis at such time outstanding to exceed 55% of Total Capitalization at such time and (ii) on or after the Meter Readings Acquisition Closing Date, total Indebtedness of the Company and its Subsidiaries on a consolidated basis at such time outstanding to exceed 65% of Total Capitalization at such time.”

(e) replace clause (a) of Section 10.09 of the Existing Credit Agreement as follows:

“(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York; provided, that (i) the interpretation of “Meter Readings Material Adverse Change” (and whether a Meter Readings Material Adverse Change has occurred), (ii) the determination of the accuracy of the Specified Acquisition Agreement Representations and whether as a result of the inaccuracy thereof the Company has (or its affiliates have) the right not to consummate the Meter Readings Acquisition or to terminate the Company’s (or its affiliates’) obligations under the Meter Readings Acquisition Agreement (taking into account all applicable cure periods) and (iii) the determination of whether the Meter Readings Acquisition has been consummated in accordance with the terms of the Meter Readings Acquisition Agreement, in each case, shall be governed by, and construed in accordance with, the Laws (as defined in the Meter Readings Acquisition Agreement) of the State of Delaware, without giving effect to any choice of Law (as defined in the Meter Readings Acquisition Agreement) or conflict of Law (as defined in the Meter Readings Acquisition Agreement) rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws (as defined in the Meter Readings Acquisition Agreement) of any jurisdiction other than the State of Delaware.”

(f) add Exhibit I attached hereto as Exhibit E to the Amended Credit Agreement.

The insertions, deletions, replacements, amendments and other modifications set forth in the immediately preceding clauses (a) – (f) are referred to collectively as the “Amendments”.

Section 2. Effectiveness. This Amendment Agreement shall become effective on the date (such date and time of effectiveness, the “Amendment Effective Date”) that each of the conditions set forth below shall have been satisfied:

(a) the Administrative Agent shall have received executed counterparts hereof from each of the Borrowers and the Lenders constituting the Required Lenders;

(b) the Company shall have paid, or concurrently herewith shall pay to the Administrative Agent, to the extent invoiced, its reasonable and documented out-of-pocket expenses in connection with this Amendment Agreement; and

(c) the Administrative Agent shall have received a certificate of an officer of the Company dated the Amendment No. 1 Effective Date certifying as to the matters set forth in Section 3(a) and 3(b) hereof.

Section 3. Representations and Warranties. In order to induce the Lenders party hereto and the Administrative Agent to enter into this Amendment Agreement, the Company represents and warrants to each of the Lenders and the Administrative Agent that, as of the Amendment Effective Date, both before and after giving effect to this Amendment Agreement:

(a) no Default (as defined in the Existing Credit Agreement) shall have occurred or be continuing; and

(b) the representations and warranties of the Company set forth in Article IV of the Existing Credit Agreement (other than the representation set forth in Section 4.07 and the representation set forth in the last sentence of Section 4.06) shall be true and correct in all material respects (except to the extent such representations and warranties are qualified with “materiality” or “Material Adverse Effect” or similar terms, in which case such representations and warranties are true and correct in all respects), except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except to the extent such representations and warranties are qualified with “materiality” or “Material Adverse Effect” or similar terms, in which case such representations and warranties shall be true and correct in all respects) as of such earlier date.

Section 4. Effect of Amendment.

(a) Except as expressly set forth herein, this Amendment Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Existing Credit Agreement or any other Loan Document and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other provision of the Existing Credit Agreement or of any other Loan Document, all of which, subject to the terms of this Amendment Agreement, are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Company to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement, Amended Credit Agreement or any other Loan Document in similar or different circumstances.

(b) On and after the Amendment Effective Date, each reference in the Existing Credit Agreement to “this Agreement”, “hereunder”, “hereof’, “herein”, or words of like import, and each reference to the “Credit Agreement” in any other Loan Document shall be deemed a reference to the Amended Credit Agreement. This Amendment Agreement shall constitute a “Loan Document” for all purposes of the Amended Credit Agreement and the other Loan Documents.

Section 5. Governing Law. This Amendment Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 6. Counterparts. This Amendment Agreement may be executed in any number of counterparts (and by different parties hereto in separate counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment Agreement by telecopy or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

Section 7. Headings. Section headings in this Amendment Agreement are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Amendment Agreement.

[Remainder of page intentionally blank; signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment Agreement as of the date first written above.

HUBBELL INCORPORATED, as Borrower

By:	/s/ William R. Sperry
Name: William R. Sperry
Title: Senior Vice President and Chief Financial Officer

HUBBELL POWER HOLDINGS S.À R.L., as Subsidiary Borrower

By:	/s/ Benoit Gossart
Name: Benoit Gossart
Title: Category B Manager

HARVEY HUBBELL HOLDINGS S.À R.L., as Subsidiary Borrower

By:	/s/ Benoit Gossart
Name: Benoit Gossart
Title: Category B Manager

[Signature Page to First Amendment]

JPMORGAN CHASE BANK, N.A., as Administrative Agent and individually as a Lender

By:	/s/ Scott Farquhar
Name: Scott Farquhar
Title: Executive Director

[Signature Page to First Amendment]

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Aidan R. Spoto
Name: Aidan R. Spoto
Title: SVP

[Signature Page to First Amendment]

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Christopher T. Phelan
Name: Christopher T. Phelan
Title: Senior Vice President

[Signature Page to First Amendment]

THE BANK OF NEW YORK MELLON, as a Lender

By:	/s/ Thomas J. Tarasovich, Jr.
Name: Thomas J. Tarasovich, Jr.
Title: Vice President

[Signature Page to First Amendment]

CITIBANK, N.A., as a Lender

By:	/s/ Jyothi Narayanan
Name: Jyothi Narayanan
Title: Vice President

[Signature Page to First Amendment]

TD BANK, N.A., as a Lender

By:	/s/ Alan Garson
Name: Alan Garson
Title: Senior Vice President

[Signature Page to First Amendment]

MORGAN STANLEY BANK, N.A., as a Lender

By:	/s/ Emanuel Ma
Name: Emanuel Ma
Title: Authorized Signatory

[Signature Page to First Amendment]

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Mark Irey
Name: Mark Irey
Title: Vice President

[Signature Page to First Amendment]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Kara Treiber
Name: Kara Treiber
Title: Vice President

[Signature Page to First Amendment]

CITIZENS BANK, N.A., as a Lender

By:	/s/ Caroline Conole
Name: Caroline Conole
Title: Assistant Vice President

[Signature Page to First Amendment]

THE NORTHERN TRUST COMPANY, as a Lender

By:	/s/ Eric Siebert
Name: Eric Siebert
Title: Senior Vice President

[Signature Page to First Amendment]

EXHIBIT I

Form of Solvency Certificate

SOLVENCY CERTIFICATE

Of

HUBBELL INCORPORATED

AND ITS SUBSIDIARIES

Pursuant to Section 3.03(e)(ii) of the Credit Agreement (as defined below), the undersigned hereby certifies, solely in such undersigned’s capacity as [chief financial officer] [chief accounting officer] [specify other officer with equivalent duties] of Hubbell Incorporated, a Connecticut corporation (the “Borrower”), and not individually, as follows:

As of the date hereof, after giving effect to the consummation of the Specified Transactions, including the making of the Loans under the Credit Agreement constituting the Specified Borrowing, and after giving effect to the application of the proceeds of such indebtedness:

a.	The fair value of the assets of the Borrower and its Subsidiaries, on a consolidated basis, exceeds, on a consolidated basis, their debts and liabilities, subordinated, contingent or otherwise;

b.	The present fair saleable value of the property of the Borrower and its Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured;

c.	The Borrower and its Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured; and

d.	The Borrower and its Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital.

For purposes of this Certificate, the amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected at such time to become an actual and matured liability. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement, dated as of December 16, 2015, among the Borrower, Hubbell Power Holdings S.à r.l., a private limited liability company incorporated under the laws of the Grand Duchy of Luxembourg, and Harvey Hubbell Holdings S.à r.l., a private limited liability company incorporated under the laws of the Grand Duchy of Luxembourg, each lender from time to time party thereto, each issuing bank from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate in such undersigned’s capacity as [chief financial officer] [chief accounting officer] [specify other officer with equivalent duties] of the Borrower, on behalf of the Borrower, and not individually, as of the date first stated above.

By:
Name:
Title:

[Signature Page – Solvency Certificate (Revolver)]